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TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-130220, 333-130220-01, 333-130220-02, 333-130220-03,
333-130220-04, 333-130220-05, 333-130220-06, 333-130220-07, 333-130220-08

PROSPECTUS

Pacific Energy Partners, L.P.
Pacific Energy Finance Corporation
Offer to Exchange Up To
$175,000,000 6 1/4% Senior Notes due 2015
for
$175,000,000 6 1/4% Senior Notes due 2015
That Have Been Registered Under The Securities Act of 1933

Terms of the new 6 1/4% Senior Notes Offered in the Exchange Offer:

  •
  The terms of the new notes are identical to the terms of the outstanding notes, except that the new notes are registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

  •
  The new notes, like the outstanding notes, will not be listed on any securities exchange.

Terms of the Exchange Offer:

  •
  We are offering to exchange up to $175,000,000 of our outstanding 6 1/4% Senior Notes due 2015 for new notes with materially identical terms that have been registered under the Securities Act of 1933 and will be generally freely tradable.

  •
  We will exchange all outstanding notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on January 27, 2006, unless extended.

  •
  Tenders of outstanding notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  The exchange of new notes for outstanding notes will not be a taxable event for U.S. federal income tax purposes.

        YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NEW SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Each broker-dealer that receive new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the expiration of this exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

The date of this prospectus is December 22, 2005

TABLE OF CONTENTS

Special Note Regarding Forward-Looking Statements
Summary
Risk Factors
Ratio of Earnings to Fixed Charges
The Exchange Offer
Description of the Notes
Certain United States Federal Income Tax Considerations
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information
Information We Incorporate by Reference

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only upon the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized any other person to provide you with different information. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume the information contained in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission that is incorporated by reference herein, is accurate as of any date other than its respective date.

        This prospectus incorporates important business and financial information about us that is not included or delivered with this prospectus. Such information is available without charge to any person to whom this prospectus is delivered, upon written or oral request to:

Pacific Energy Partners, L.P.
Attn: Investor Relations
5900 Cherry Avenue
Long Beach, California 90805
(562) 728-2800

In order to obtain timely delivery of any requested information, you must request the information no later than five business days prior to the expiration of the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are identified as any statements that do not relate strictly to historical or current facts, including statements that use terms such as "anticipate," "assume," "believe," "estimate," "expect," "forecast," "intend," "plan," "position," "predict," "project," or "strategy" or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, express or implied, regarding our future results of operations or our ability to generate sales, income or cash flow or to make distributions to unitholders are forward-looking statements. Forward-looking statements are not guarantees of performance. Such statements are based on management's current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve risks and uncertainties. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict.

        We caution you that the forward-looking statements in this prospectus are subject to all of the risks and uncertainties, many of which are beyond our control, incident to gathering, transporting, storing and distributing crude oil, refined products and other related products, and buying and selling crude oil. For a more detailed description of these and other factors that may affect the forward-looking statements, please read "Risk Factors" beginning on page 15 of this prospectus and in our annual report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference, for a more detailed description of these and other factors that may affect the forward-looking statements. The risk factors could cause our actual results to differ materially from those contained in any forward-looking statement. You should not put undue reliance on these statements. We disclaim any obligation to announce publicly the result of any revision to any of the forward-looking statements to reflect future events or developments.

ii

SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider with respect to the new notes. You should read this entire prospectus carefully, including the historical financial statements and notes to those financial statements. You should read "Risk Factors" beginning on page 15 and in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference, for more information about important factors that you should consider with respect to the new notes. References in this prospectus to "Pacific," "we," "us," or "our" refer to Pacific Energy Partners, L.P. and its subsidiaries. References in this prospectus to "our general partner" refer to Pacific Energy GP, LP and to Pacific Energy Management LLC, the general partner of Pacific Energy GP, LP, as appropriate. References in this prospectus to our "guarantor subsidiaries" refer to Pacific Energy Group LLC, Pacific Marketing and Transportation LLC,Pacific Atlantic Terminals LLC, Rocky Mountain Pipeline System LLC, Ranch Pipeline LLC, PEG Canada GP LLC and PEG Canada, L.P. The term "you" refers to a prospective investor. References in this prospectus to "notes" refers to both the new notes and the outstanding notes. Unless otherwise specifically stated, all references to "dollars" or "$" in this prospectus refer to United States dollars.

Pacific Energy Partners, L.P.

        We are a publicly traded Delaware limited partnership engaged principally in the business of gathering, transporting, storing and distributing crude oil, refined products and related products. We generate revenue primarily by charging tariff rates for transporting such products on our pipelines and by leasing tank storage capacity. We also buy and sell crude oil, activities that are complementary to our pipeline transportation business. We operate primarily in California, Colorado, Montana, New Jersey, Pennsylvania, South Dakota, Wyoming and Utah in the United States and in Alberta, Canada. On September 30, 2005, we, through two of our wholly-owned subsidiaries, acquired certain refined products and crude oil terminal assets and a refined products pipeline. The assets purchased consist of (i) the Martinez and Richmond terminals in the San Francisco, California area, (ii) the North Philadelphia, South Philadelphia and Paulsboro, New Jersey terminals in the Philadelphia, Pennsylvania area, and (iii) a 550-mile refined products pipeline, known as the West Pipeline System, with four terminals in the U.S. Rocky Mountains. See "Recent Developments—Acquisition of Valero Assets."

        We are managed by our general partner, Pacific Energy GP, LP, a Delaware limited partnership (the "General Partner"), which, prior to its conversion to a limited partnership on March 3, 2005, was Pacific Energy GP, Inc., a corporation owned 100% by a subsidiary of The Anschutz Corporation. On March 3, 2005, The Anschutz Corporation sold all of its interest in Pacific Energy GP, Inc. to LB Pacific, LP, which was formed by the Lehman Brothers Merchant Banking Group in connection with the purchase (see "Recent Developments—Sale of The Anschutz Corporation's Interest in Us"). Pacific Energy GP, LP is managed by its general partner, Pacific Energy Management LLC, a Delaware limited liability company, thus the officers and Board of Directors of Pacific Energy Management manage the business affairs of the Partnership and its General Partner.

        Our principal executive offices are located at 5900 Cherry Avenue, Long Beach, California 90805, and our telephone number is (562) 728-2800.

        We conduct our business through two business segments: the West Coast Business Unit and Rocky Mountain Business Unit.

West Coast Business Unit

        Our West Coast Business Unit is located in California and includes the only common carrier pipelines that deliver crude oil produced in California's San Joaquin Valley and the two primary California Outer Continental Shelf producing fields, Point Arguello and the Santa Ynez Unit, to refineries and terminal facilities in the Los Angeles Basin and in Bakersfield. It also includes a proprietary crude oil gathering and blending operation in the San Joaquin Valley, as well as an oil storage and distribution system servicing the Los Angeles Basin, which we believe strategically positions us to benefit from the projected increase in marine imports of crude oil into this region. We have integrated the recently acquired San Francisco area terminals and Philadelphia area terminals with our existing pipeline and terminal activities in our West Coast Business Unit. Our West Coast Business Unit is headquartered in Long Beach, California.

        Our West Coast Business Unit is comprised of the following assets, all of which we operate and own 100%:

        Line 2000:    Line 2000 is an intrastate common carrier crude oil pipeline that consists of a 130-mile insulated trunk pipeline with a permitted throughput capacity of 130,000 barrels per day ("bpd") that transports crude oil produced in the San Joaquin Valley and California Outer Continental Shelf to refineries and terminal facilities in the Los Angeles Basin.

        The Line 63 System:    The Line 63 system is an intrastate common carrier crude oil pipeline system that consists of a 107-mile trunk pipeline with a throughput capacity of approximately 105,000 bpd, which transports crude oil from the San Joaquin Valley to Los Angeles, 60 miles of distribution pipelines, 156 miles of gathering pipelines and 22 storage tanks with a total of approximately 1.2 million barrels of storage capacity. Most of these storage assets are located in the San Joaquin Valley and are primarily used to facilitate the transportation of crude oil on our pipelines.

        Pacific Terminals Storage and Distribution System:    The Pacific Terminals storage and distribution system is a crude oil storage and pipeline distribution system located in the Los Angeles Basin that consists of 70 miles of distribution pipelines in active service and 34 storage tanks with a total of approximately 9.0 million barrels of storage capacity. Of this total, approximately 6.7 million barrels are in active commercial service, 0.5 million barrels are used primarily for throughput to other storage tanks and do not generate revenue independently, approximately 1.5 million barrels are idle but could be reconditioned and brought into service and approximately 0.5 million barrels are in displacement oil service.

        PMT Gathering and Blending System:    The PMT gathering and blending system is a proprietary crude oil pipeline system located in the San Joaquin Valley that consists of 103 miles of gathering pipelines and six storage and blending facilities with a total of approximately 0.3 million barrels of storage capacity and up to 51,000 bpd of blending capacity. The PMT gathering and blending system is interconnected to our Line 63 system. Our subsidiary, Pacific Marketing and Transportation LLC uses the PMT gathering and blending system in connection with its crude oil buying, blending and selling activities, which are generally complementary to our pipeline transportation business.

        Pacific Atlantic Terminals:    As described under "Recent Developments—Acquisition of Valero Assets," we have recently acquired the Martinez terminal and Richmond terminal in the San Francisco, California area. The Martinez and Richmond terminals currently have 4.1 million barrels of combined storage capacity. We have also recently acquired the North Philadelphia, South Philadelphia and the Paulsboro, New Jersey terminals in the Philadelphia, Pennsylvania area. These terminals handle refined products and have a combined storage capacity of 3.1 million barrels.

Rocky Mountain Business Unit

        Our Rocky Mountain Business Unit consists of various interests in pipelines that transport crude oil produced in Canada and the U.S. Rocky Mountain region to refineries in Montana, Wyoming, Colorado and Utah. We deliver crude oil to these refineries directly through our pipelines or indirectly through connections with third-party pipelines. Our Rocky Mountain Business Unit is headquartered in Denver, Colorado with an operations and marketing office in Calgary, Alberta. We have integrated the operations, maintenance, marketing and business development of the recently acquired West Pipeline System with our existing pipeline activities in the Rocky Mountain Business Unit.

        Our Rocky Mountain Business Unit is comprised of the following assets:

        Rangeland System:    The Rangeland system includes the Rangeland pipeline and the Mid Alberta pipeline. The Mid Alberta pipeline is a 138-mile proprietary pipeline with a throughput capacity of approximately 50,000 bpd if transporting light crude oil. The Mid Alberta pipeline originates in Edmonton, Alberta and terminates in Sundre, Alberta where it connects to the Rangeland pipeline. The Rangeland pipeline is a proprietary pipeline system that consists of approximately 800 miles of gathering and trunk pipelines and is capable of transporting crude oil, condensate and butane either north to Edmonton, Alberta via third-party pipeline connections or south to the U.S./Canadian border near Cutbank, Montana where it connects to the Western Corridor system. The trunk pipeline from Sundre, Alberta to the U.S./Canadian border consists of approximately 250 miles of trunk pipelines and has a current throughput capacity of approximately 85,000 bpd if transporting light crude oil. The trunk system from Sundre, Alberta north to Rimbey, Alberta is a bi-directional system that consists of three parallel trunk pipelines: a 56-mile pipeline for low sulfur crude oil, a 63-mile pipeline for high sulfur crude oil, and a 56-mile pipeline for condensate and butane.

        Western Corridor System:    The Western Corridor system is an interstate and intrastate common carrier crude oil pipeline system that consists of 1,012 miles of pipelines extending from dual origination points at the U.S./Canadian border near Cutbank, Montana, where it receives deliveries from the Rangeland pipeline, and at Cutbank, Montana, where it receives deliveries from Cenex pipeline, and terminating at Guernsey, Wyoming with connections in Wyoming to Frontier pipeline, Suncor pipeline, Platte pipeline and our Salt Lake City Core system. The Western Corridor system consists of three contiguous trunk pipelines: Glacier pipeline, Beartooth pipeline and Big Horn pipeline. We own various undivided interests in each of these three pipelines, which give us rights to a specified portion of each pipeline's throughput capacity. Glacier and Beartooth pipelines provide us with approximately 25,000 bpd of throughput capacity from the U.S./Canadian border to Elk Basin, Wyoming. Big Horn pipeline provides us with approximately 33,900 bpd of throughput capacity from Elk Basin, Wyoming to Guernsey, Wyoming. We operate the Beartooth and Big Horn pipelines. Conoco Pipe Line Company owns the remaining undivided interests in each pipeline and operates Glacier pipeline. We also own various undivided interests in 22 storage tanks that provide us with a total of approximately 1.3 million barrels of storage capacity.

        Salt Lake City Core System:    The Salt Lake City Core system is an interstate and intrastate common carrier crude oil pipeline system that consists of 955 miles of trunk pipelines with a combined throughput capacity of approximately 114,000 bpd to Salt Lake City, 209 miles of gathering pipelines, and 32 storage tanks with a total of approximately 1.5 million barrels of storage capacity. This system originates in Ft. Laramie, Wyoming, receives deliveries from the Western Corridor system at Guernsey, Wyoming and extends west to Wamsutter, Wyoming, where it divides, with a northern segment continuing west, eventually delivering to Salt Lake City, and a southern segment extending south to Rangely, Colorado, where it delivers to a ChevronTexaco pipeline that serves refineries in Salt Lake City. During 2004, of the 114,000 bpd delivery capacity into Salt Lake City, the northern segment delivered approximately 40,100 bpd and the southern segment delivered approximately 18,000 bpd. Also during 2004, 42,500 bpd were transported from Frontier/Evanston Station, Utah to Kimball Junction, Utah, 7,300 bpd were transported from Reno to Casper, Wyoming and 3,000 bpd from Reno to Guernsey, Wyoming. We operate and own 100% of the Salt Lake City Core system.

        Frontier Pipeline:    Frontier pipeline is an interstate common carrier crude oil pipeline that consists of a 289-mile trunk pipeline with a throughput capacity of approximately 62,200 bpd and three storage tanks with a total of approximately 274,000 barrels of storage capacity. Frontier pipeline originates in Casper, Wyoming, a hub for the distribution of crude oil produced in Canada and in the U.S. Rocky

Mountain region, and receives deliveries from the Western Corridor system. Frontier pipeline also receives Canadian crude oil, including Canadian synthetic crude, via connections with Express pipeline and other connecting carriers in Casper, Wyoming. Frontier pipeline delivers crude oil into the Salt Lake City Core system for ultimate delivery into Salt Lake City. We operate Frontier pipeline and own a 22.22% partnership interest in Frontier Pipeline Company, a general partnership that owns Frontier pipeline. Enbridge, Inc. owns the remaining partnership interest in Frontier Pipeline Company.

        West Pipeline System:    As described under "Recent Developments—Acquisition of Valero Assets," we have recently acquired West Pipeline System, which consists of a 550 mile refined product pipeline extending from Casper, Wyoming east to Rapid City, South Dakota and south to Colorado Springs, Colorado. There are products terminals at Rapid City, South Dakota, Cheyenne, Wyoming and Denver and Colorado Springs, Colorado with a combined storage capacity of 1.7 million barrels.

Recent Developments

  Acquisition of Assets from Valero, L.P.

        On September 30, 2005, we completed the purchase of certain terminal and pipeline assets (the "Valero Acquisition") from Support Terminals Operating Partnership, L.P., Kaneb Pipe Line Operating Partnership, L.P. and Shore Terminals LLC (the "Sellers") for an aggregate purchase price of approximately $455 million, plus $12.0 million for the assumption of certain environmental and operating liabilities and $3.4 million for closing costs. Valero, L.P. was required to divest these assets pursuant to an order from the Federal Trade Commission in connection with its acquisition of the Kaneb group of companies. The assets purchased consist of (i) the Martinez terminal and Richmond terminal in the San Francisco, California area, (ii) the North Philadelphia and South Philadelphia terminals and the Paulsboro, New Jersey terminal in the Philadelphia, Pennsylvania area, and (iii) a 550-mile refined products pipeline, known as the West Pipeline System, with four terminals in the U.S. Rocky Mountains (collectively, the "Valero Assts").

        The Martinez and Richmond terminals currently have 4.1 million barrels of combined storage capacity. The terminals handle refined products, blend stocks and crude oil, and are connected to a network of owned and third-party pipelines that carry crude oil and light products to and from area refineries. These terminals also receive and deliver crude oil and light products by marine vessel or barge. The Richmond terminal has a rail spur for delivery and receipt of light products and a truck rack for product delivery.

        The North Philadelphia, the South Philadelphia and the Paulsboro, New Jersey terminals handle refined products and have a combined storage capacity of 3.1 million barrels. The terminals receive product via connections to third party pipelines and have truck racks for deliveries. The North Philadelphia and Paulsboro terminals can also deliver and receive products by marine vessel or barge.

        The 550-mile refined products pipeline system, known as the West Pipeline System, consists of 550 miles of pipeline extending from Casper, Wyoming east to Rapid City, South Dakota and south to Colorado Springs, Colorado. There are products terminals at Rapid City, South Dakota, Cheyenne, Wyoming and Denver and Colorado Springs, Colorado with a combined storage capacity of 1.7 million barrels. The West Pipeline System has various segments with different receipt and delivery points. The trunk line of the pipeline system has a current throughput capacity that ranges from approximately 35,000 to 40,000 barrels per day, depending on the segment.

        We have fully integrated the operations, maintenance, marketing and business development of the West Pipeline System with our existing pipeline activities in the Rocky Mountain Business Unit. We have also similarly integrated the San Francisco area terminals and Philadelphia area terminals with our existing pipeline and terminal activities in our West Coast Business Unit.

        We funded the Valero Acquisition through a combination of proceeds from a private placement of 4.3 million common units, a public equity offering of 5.2 million common units, a private placement of the outstanding notes and borrowings under our new revolving credit facility. See "—Equity Offerings" and "—New Revolving Credit Facility."

  Equity Offerings

        On September 14, 2005, we sold 4,550,000 common units at a public offering price of $32.00 per unit. On September 16, 2005, the underwriters exercised their over-allotment option and as a result, we sold an additional 682,500 common units at the same price. Net proceeds from the offering and exercise of the underwriters option, including our General Partner's contribution of $3.4 million, totaled approximately $163.4 million after deducting underwriting fees and offering expenses of $7.4 million. We used net proceeds from the equity offering to partially fund the Valero Acquisition.

        On September 30, 2005, we sold 4,300,000 units pursuant to a Common Unit Purchase Agreement with certain institutional investors at a price of $30.75 per unit. We received net proceeds of $131.8 million for the sale of the common units, including our General Partner's contribution of $2.7 million, which were used to partially fund the Valero Acquisition. We also entered into a Registration Rights Agreement with the institutional investors, whereby we agreed to file a registration statement with the SEC for the resale from time to time of the privately placed common units, such filing to be made within 90 days after the closing, and for the Partnership thereafter to use commercially reasonable efforts to cause the shelf registration statement to become or be declared effective by the SEC within 180 days after the closing date.

  New Revolving Credit Facility

        On September 30, 2005, we entered into a new five-year $400 million senior secured revolving credit facility (the "New Credit Facility") that replaced our previous U.S. and Canadian revolving credit facilities. The New Credit Facility is available for general partnership purposes in the U.S. and Canada, including working capital, letters of credit and distributions to unitholders (subject to certain limitations). The New Credit Facility matures on September 30, 2010, and we may prepay all loans under the New Credit Facility without premium or penalty. Obligations under the New Credit Facility are guaranteed by all of our subsidiaries except those for which regulatory approval is required and are secured by substantially all of our assets, excluding property held by the non-guaranteeing subsidiaries. The New Credit Facility is recourse to us and the guarantors, but non-recourse to our General Partner.

        Included in the New Credit Facility is a Canadian sub-facility. The Canadian sub-facility currently has a limit of U.S.$100 million, but can be adjusted from time to time by us. The Canadian sub-facility includes an option for us to receive loans in either U.S. dollars or Canadian dollars.

  Purchase of Crude Oil and Contracts

        On July 1, 2005, we purchased certain crude oil contracts and crude oil inventories for approximately $3.8 million plus contingent payments over the next three and one half years based on specified performance criteria. The assets were purchased by the Partnership's Pacific Marketing and Transportation ("PMT") subsidiary.

  Line 63 Crude Oil Release

        On March 23, 2005, a release of approximately 3,400 barrels of crude oil occurred on Line 63 when it was severed as a result of a landslide induced by heavy rainfall in the Pyramid Lake area of Los Angeles County. Over the period March 2005 through March 2006, we expect to incur an estimated total of $19.5 million for oil containment and clean-up of the impacted areas, future monitoring costs, potential third-party claims and penalties, and other costs, excluding pipeline repair costs. Through September 30, 2005, we had incurred approximately $14.1 million of the total expected oil release costs for work performed through such date.

        We have a pollution liability insurance policy with a $2.0 million deductible, and the insurance carrier has, subject to the terms of the insurance policy, acknowledged coverage of the incident and is processing and paying invoices related to the clean-up. Although we believe we are entitled, subject to the $2.0 million deductible, to recover substantially all of our clean-up costs and third-party claims associated with the release, there is no absolute assurance that this will be the case. As of September 30, 2005, we have recovered $8.7 million from insurance and accrued a receivable of $8.8 million for insurance receipts we deem probable. As new information becomes available in future periods, our initial estimates of costs and recoveries may change.

        We recorded $2.0 million in net costs in "Line 63 oil release costs" in the accompanying condensed consolidated statements of income for the nine months ended September 30, 2005. The $2.0 million net oil release costs consist of $19.5 million of accrued costs relating to the release, net of insurance recovery of $8.7 and accrued insurance receipts of $8.8 million.

        On April 18, 2005, we received the necessary approvals to begin the repair of Line 63, and Line 63 was returned to operation on April 25, 2005. During the time the pipeline was out of service, we transferred significant volumes of light crude oil, on a temporary basis, from Line 63 to Line 2000, to mitigate the impact on customers and limit the potential loss of revenue. We also asked our customers to shift volumes of OCS crude oil from Line 63 to Line 2000. The permanent repair of Line 63 was completed in October 2005. We expensed $0.7 million, all in the second quarter, for the repair of Line 63 and expect to incur $1.7 million of Line 63 capital improvements in the third and fourth quarters of 2005.

        On July 21, 2005, the California Public Utilities Commission ("CPUC") approved our request to implement a temporary surcharge of $0.10 per barrel on our Line 63 long-haul tariff rates to recover our costs relating to this release together with other costs incurred or to be incurred as a result of problems caused by rain-induced earth movement and stream erosion. The surcharge was effective on August 1, 2005. We are required under the terms of the CPUC decision that approved the surcharge to substantiate in subsequent filings with the CPUC the actual costs incurred by us as a result of the Line 63 damage and our entitlement to the surcharge amounts received by us.

  Sale of The Anschutz Corporation's Interest in Us

        On March 3, 2005, The Anschutz Corporation completed the sale of its 36.6% interest in the Partnership to LB Pacific, LP ("LBP"), an entity formed by Lehman Brothers Merchant Banking Group. The acquisition by LBP (the "LB Acquisition") included the purchase of a 100% ownership interest in Pacific Energy GP, Inc. (predecessor of Pacific Energy GP, LP), which owned (i) a 2% general partner interest in the Partnership and the incentive distribution rights, and (ii) 10,465,000 subordinated units of the Partnership which represented a 34.6% limited partner interest. Immediately prior to the closing of the LB Acquisition, Pacific Energy GP, Inc. was converted to Pacific Energy GP, LLC, a Delaware limited liability company; and immediately after the closing of the LB Acquisition, Pacific Energy GP, LLC was converted to Pacific Energy GP, LP, a Delaware limited partnership (together with its predecessors, the "General Partner"). The general partner of Pacific Energy GP, LP is Pacific Energy Management LLC, a Delaware limited liability company ("PEM" or the "Managing General Partner"), which is 100% owned by LBP. Immediately following the closing of the LB Acquisition, our General Partner distributed the 10,465,000 subordinated units of the Partnership to LBP.

        In connection with the conversion of our General Partner to a limited partnership, our General Partner ceased to have a board of directors, and is now managed by PEM, its general partner. PEM has a board of directors (the "Board of Directors" or "Board") that manages the business and affairs of PEM and, thus, indirectly manages the business and affairs of our General Partner and the Partnership. All of the officers and employees of our General Partner were transferred to the same positions with PEM, and the Board established the same committees as had been maintained by our General Partner prior to the LB Acquisition. PEM also adopted our General Partner's governance guidelines and its compensation structure and employee benefit plans and policies.

        Pursuant to an Ancillary Agreement, LBP and The Anschutz Corporation reimbursed us $2.4 million, which represents the cost incurred by us in connection with a consent solicitation prepared and delivered to the holders of our 7 1/8% senior notes, due 2014 to approve certain amendments to the governing indenture, and for severance and other costs incurred in connection with the sale of our General Partner. We were required by generally accepted accounting principles to record $0.6 million as capitalized deferred financing costs and $1.8 million as an expense. The reimbursements were recorded as the General Partner's capital contribution.

        On March 3, 2005, in connection with the change in control of our General Partner, all restricted units outstanding under the Long-Term Incentive Plan immediately vested pursuant to the terms of the grants. As a result, we issued 99,583 common units and recorded a compensation expense of $3.1 million.

  Cash Distribution

        On October 21, 2005, we declared a cash distribution of $0.5125 per limited partner unit, and we paid the cash distribution on November 14, 2005 to unitholders of record as of October 31, 2005.

PARTNERSHIP STRUCTURE AND MANAGEMENT

        We are managed by our General Partner, which is a wholly owned subsidiary of LB Pacific, LP, which is owned approximately 70% by affiliates of Lehman Brothers Inc., an initial purchaser in the offering of 6 1/4% senior notes due 2015, and approximately 30% by First Reserve Fund X, L.P., a private investment fund advised by First Reserve Corporation. Our General Partner is managed by its general partner, Pacific Energy Management LLC, which is 100% owned by LB Pacific, LP. Thus, the Board of Directors of Pacific Energy Management LLC indirectly manages the business and affairs of our General Partner and us.

        We hold a 100% ownership interest in Pacific Energy Group LLC, whose 100% owned subsidiaries consist of: (i) Pacific Pipeline System LLC, owner of Line 2000 and the Line 63 system, (ii) Pacific Terminals LLC, owner of the Pacific Terminals storage and distribution system, (iii) Pacific Marketing and Transportation LLC, owner of the Pacific Management and Transportation gathering and blending system, (iv) Pacific Atlantic Terminals LLC, which was formed for the purpose of acquiring the California and East Coast terminal assets we purchased on September 30, 2005 as part of the Valero Acquisition, (v) Rocky Mountain Pipeline System LLC, owner of the Western Corridor and the Salt Lake City Core systems, and which acquired the West pipeline system on September 30, 2005 as part of the Valero Acquisition, and (vi) Ranch Pipeline LLC, the owner of a 22.22% partnership interest in Frontier Pipeline Company, a Wyoming general partnership.

        We hold a 100% ownership interest in PEG Canada GP LLC, the general partner of PEG Canada, L.P., the holding company of our Canadian subsidiaries. We own 100% of the limited and general partner interests in PEG Canada, L.P., whose 100% owned subsidiaries consist of (i) Rangeland Pipeline Company, which owns 100% of Aurora Pipeline Company Ltd., and a partnership interest in Rangeland Pipeline Partnership, (ii) Rangeland Northern Pipeline Company, which owns the remaining partnership interest in Rangeland Pipeline Partnership, and (iii) Rangeland Marketing Company. Rangeland Pipeline Partnership owns all of the assets that make up the Rangeland pipeline system except the Aurora pipeline, which is owned by Aurora Pipeline Company Ltd. We own 100% of Pacific Energy Finance Corporation. Pacific Energy Finance Corporation was organized for the purpose of co-issuing our 7 1/8% senior notes due 2014 and also co-issued our 6 1/4% senior notes due 2015.

        Our General Partner does not receive any management fee or other compensation in connection with its management of our business, but is entitled to reimbursement for all direct and indirect expenses incurred on our behalf. Our principal executive offices are located at 5900 Cherry Avenue, Long Beach, California 90805-4408, and our phone number is (562) 728-2800.

Partnership Structure

THE EXCHANGE OFFER

Exchange offer	We are offering to exchange new notes for outstanding notes.
Expiration date	The exchange offer will expire at 5:00 p.m. New York City time, on January 27, 2006, unless we decide to extend it.
Condition to the exchange offer
The registration rights agreement does not require us to accept outstanding notes for exchange if the exchange offer or the making of any exchange by a holder of the outstanding notes would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. The exchange offer is not conditioned on a minimum aggregate principal amount of outstanding notes being tendered.
Procedures for tendering outstanding notes
To participate in the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required by the letter of transmittal, including the outstanding notes that you wish to exchange, to Wells Fargo Bank, National Association, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your outstanding notes by following the procedures for book-entry transfer described in this prospectus.

If your outstanding notes are held through The Depository Trust Company and you wish to participate in the exchange offer, you may do so through the automated tender offer program of The Depository Trust Company. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your outstanding notes, we urge you to contact that person promptly to tender your outstanding notes in the exchange offer.

For more information on tendering your outstanding notes, please refer to the sections in this prospectus entitled "The Exchange Offer—Terms of the Exchange Offer," "—Procedures for Tendering" and "—Book-Entry Transfer."
Guaranteed delivery procedures
If you wish to tender your outstanding notes and you cannot submit your required documents to the exchange agent on time, you may tender your outstanding notes according to the guaranteed delivery procedures described in "The Exchange Offer—Guaranteed Delivery Procedures."

Withdrawal of tenders
You may withdraw your tender of outstanding notes at any time prior to the expiration date. To withdraw, you must have delivered a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated on the cover page of the letter of transmittal before 5:00 p.m. New York City time on the expiration date of the exchange offer.
Acceptance of outstanding notes and delivery of new notes
If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return any outstanding notes that we do not accept for exchange to you without expense as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange. We will also deliver the new notes promptly after the expiration date. Please refer to the section in this prospectus entitled "The Exchange Offer—Terms of the Exchange Offer."
Fees and expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled "The Exchange Offer—Fees and Expenses."
Use of proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.
Consequences of failure to exchange outstanding notes
If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act of 1933 except in the limited circumstances provided under our registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act of 1933, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act of 1933.
U.S. federal income tax considerations
The exchange of new notes for outstanding notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Certain United States Federal Income Tax Considerations."
Exchange agent
We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows: Wells Fargo Bank, National Association, 707 Wilshire Boulevard, 17th Floor, Los Angeles, California 90017, Attn: Corporate Trust Department. Eligible institutions may make requests by facsimile at (213) 614-3355.

TERMS OF THE NEW NOTES

        The new notes will be identical to the outstanding notes except that the new notes are registered under the Securities Act of 1933 and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the outstanding notes, and the same indenture will govern the new notes and the outstanding notes.

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled "Description of the Notes."

Issuers	Pacific Energy Partners, L.P. and Pacific Energy Finance Corporation.

Pacific Energy Finance Corporation, a Delaware corporation, is a wholly-owned subsidiary of Pacific Energy Partners, L.P. that was organized for the purpose of co-issuing our 7 1/8% senior notes due 2014 and also co-issued our 6 1/4% senior notes due 2015. Pacific Energy Finance Corporation does not have any operations of any kind and will not have any revenue other than as may be incidental to its activities as a co-issuer of our 7 1/8% senior notes due 2014 and 6 1/4% senior notes due 2015.
Notes offered	$175,000,000 in aggregate principal amount of 6 1/4% senior notes due September 15, 2015.
Maturity date	September 15, 2015.
Interest payment dates	March 15 and September 15 of each year.
Ranking
The notes will be our general unsecured obligations, ranking equally with our existing and future senior unsecured indebtedness. However, the notes and the guarantees will be effectively subordinated to all of our and our guarantor subsidiaries' existing and future secured indebtedness, including indebtedness under the New Credit Facility. The notes will be effectively subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries.

As of September 30, 2005, after giving effect to the private sale of 4,300,000 common units, the related General Partner capital contribution and the closing of the acquisition of the Valero Assets, we had an aggregate of $539.8 million of indebtedness and $16.8 million of letters of credit outstanding.
Subsidiary guarantees
The notes will be jointly and severally guaranteed by certain of our subsidiaries, including Pacific Energy Group LLC, Pacific Marketing and Transportation LLC, Pacific Atlantic Terminals LLC, Rocky Mountain Pipeline System LLC, Ranch Pipeline LLC, PEG Canada GP LLC and PEG Canada, L.P. The subsidiary guarantees will rank:
• equally in right of payment with all of the existing and future senior indebtedness of our guarantor subsidiaries, including their guarantees of our other senior indebtedness;

•
effectively subordinated (i) to all existing and future secured indebtedness of our guarantor subsidiaries to the extent of the value of the assets securing that indebtedness and (ii) to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries; and
	•	senior in right of payment to any future subordinated indebtedness of our guarantor subsidiaries.

As of September 30, 2005, the subsidiary guarantees were effectively subordinated to $114.2 million of our secured indebtedness that has been guaranteed by our guarantor subsidiaries (to the extent of the value of the assets securing such indebtedness).
Mandatory redemption	None.
Optional redemption
We will have the option to redeem the notes, in whole or in part, at any time on or after September 15, 2010, at the redemption prices described under the caption "Description of Notes—Optional Redemption," together with any accrued and unpaid interest to the date of redemption.

Before September 15, 2008, we may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of a public or private equity offering at 106.25% of the principal amount of the notes, plus any accrued and unpaid interest, if at least 65% of the aggregate principal amount of the notes issued under the indenture remain outstanding after such redemption and the redemption occurs within 120 days of the date of the closing of such equity offering.
In addition, we may redeem some or all of the notes prior to September 15, 2010 at a "make-whole" redemption price as described under the caption "Description of Notes—Optional Redemption."
Change of control
When a change of control event occurs, each holder of notes may require us to repurchase all or a portion of its notes at a price equal to 101% of the principal amount of the notes, plus any accrued and unpaid interest.
Certain covenants	The indenture governing the notes contains covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:
	•	incur or guarantee additional indebtedness or issue certain types of equity securities;
	•	sell assets;
	•	pay distributions on, redeem or repurchase our units or redeem or repurchase our subordinated debt;
	•	make investments;
	•	create or incur certain liens;

	•	enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us;
	•	consolidate, merge or transfer all or substantially all of our assets;
	•	engage in transactions with affiliates;
	•	create unrestricted subsidiaries; and
	•	enter into sale and leaseback transactions.
These covenants are subject to important exceptions and qualifications that are described under the caption "Description of the Notes" in this prospectus.
If the new notes achieve an investment grade rating from at least two of Moody's, Standard & Poor's and Fitch, many of these covenants will terminate.
Transfer restrictions; absence of a public market for the notes
The new notes generally will be freely transferable, but will also be new securities for which there is currently no market. There can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for listing of the new notes on any securities exchange or for the quotation of the new notes in any automated dealer quotation system.
Risk factors
For a discussion of certain risks that should be considered in connection with an investment in the new notes, see "Risk Factors" beginning on page 15 of this prospectus and the "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference.

RISK FACTORS

        An investment in the notes involves a high degree of risk, including the risks described below. You should carefully consider the following risk factors together with all of the other information included in this prospectus, including the financial statement and related notes, before making an investment decision. In addition, you should read the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If any of the following risks were actually to occur, our business, financial condition or results of operations could be materially and adversely affected. In that event, we may be unable to pay interest on, or the principal of, the notes. In that event, you may lose all or part of your investment.

Risks Relating to the Notes

If you do not properly tender your outstanding notes, you will continue to hold unregistered outstanding notes and your ability to transfer outstanding notes will remain restricted and may be adversely affected.

        We will only issue new notes in exchange for outstanding notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of outstanding notes.

        If you do not exchange your outstanding notes for new notes pursuant to the exchange offer, the outstanding notes you hold will continue to be subject to existing transfer restrictions. In general, you may not offer or sell the outstanding notes except under and exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable states securities laws. We do not plan to register the outstanding notes under the Securities Act of 1933 unless our registration rights agreement with the initial purchasers of the outstanding notes requires us to do so. Further, if you continue to hold any outstanding notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of those notes outstanding.

Our substantial indebtedness and other financial obligations could impair our financial condition and our ability to fulfill our debt obligations.

        We have substantial indebtedness and other financial obligations. As of September 30, 2005, we had:

  •
  total indebtedness of $539.8 million; and

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  $152.6 million of undrawn but available credit under the new senior secured revolving credit facility. With the consent of the administrative agent under the new revolving credit facility, we can increase credit availability up to an additional $116.4 million, based upon pro-forma EBITDA from future acquisitions.

        Subject to the restrictions governing our indebtedness and other financial obligations and the indenture governing the notes, we may incur significant additional indebtedness and other financial obligations.

        Our substantial indebtedness and other financial obligations could have important consequences to you. For example, it could:

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  make it more difficult for us to satisfy our obligations with respect to the notes;

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  impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general partnership purposes or other purposes;

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  result in higher interest expense in the event of increases in interest rates since some of our debt is, and will continue to be, at variable rates of interest;

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  have a material adverse effect on us if we fail to comply with financial and restrictive covenants in our debt agreements and an event of default occurs as a result of that failure that is not cured or waived;

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  require us to dedicate a substantial portion of our cash flow to payments on our indebtedness and other financial obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general partnership requirements;

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  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

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  place us at a competitive disadvantage compared to our competitors that have proportionately less debt.

        If we are unable to meet our debt service obligations and other financial obligations, we could be forced to restructure or refinance our indebtedness and other financial obligations, seek additional equity capital or sell our assets. We may then be unable to obtain such financing or capital or sell our assets on satisfactory terms, if at all.

Our partnership agreement limits our ability to accumulate cash, which may limit cash available to service the notes or to repay them at maturity.

        Our partnership agreement requires us to distribute on a quarterly basis, 100% of our available cash to our unitholders of record and our General Partner. Available cash is generally all of our cash on hand at the end of each quarter, after payment of fees and expenses and the establishment of cash reserves by our General Partner in its discretion. Our General Partner determines the amount and timing of cash distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating subsidiaries in amounts our General Partner determines in its reasonable discretion to be necessary or appropriate:

  •
  to provide for the proper conduct of our business and the businesses of our operating subsidiaries (including reserves for future capital expenditures and for our anticipated future credit needs);

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  to provide funds for distributions to our unitholders and our General Partner for any one or more of the next four calendar quarters; or

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  to comply with applicable law or any of our loan or other agreements.

        Depending on the timing and amount of our cash distributions to unitholders and because we are not required to accumulate cash for the purpose of meeting obligations to holders of any notes, such distributions could significantly reduce the cash available to us in subsequent periods to make payments on the notes.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets, which may affect our ability to make payments on the notes.

        We have a holding company structure, and our subsidiaries conduct all of our operations and own all of our operating assets. Pacific Energy Partners, L.P. has no significant assets other than the ownership interests in its subsidiaries. As a result, our ability to make required payments on the notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, applicable state partnership and limited liability company laws and other laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at maturity of the notes, or to repurchase the notes upon the occurrence of a change of control, we may be required to adopt one or more alternatives, such as a refinancing of the notes. We cannot assure you that we would be able to refinance the notes.

Restrictive covenants in the agreements governing our indebtedness may reduce our operating flexibility.

        The indenture governing our 7 1/8% senior notes due 2014, the indenture that governs the outstanding notes and agreements governing the New Credit Facility and other indebtedness contain various covenants that limit our ability to, among other things:

  •
  incur or guarantee additional indebtedness or issue certain types of equity securities;

  •
  sell assets;

  •
  pay distributions on, redeem or repurchase our units or redeem or repurchase our subordinated debt;

  •
  make investments;

  •
  create or incur certain liens;

  •
  enter into agreements that restrict dividends or other payments from our restricted subsidiaries to us;

  •
  consolidate, merge or transfer all or substantially all of our assets;

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  engage in transactions with affiliates;

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  create unrestricted subsidiaries; and

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  enter into sale and leaseback transactions.

        These restrictions could limit our ability to obtain future financings, make necessary capital expenditures, withstand a future downturn in our business or the economy in general, conduct operations or otherwise take advantage of business opportunities that may arise. The New Credit Facility contains covenants that require us to maintain specified financial ratios and satisfy other financial conditions. We may be unable to meet those ratios and conditions. Any future breach of any of these covenants or our failure to meet any of these ratios or conditions could result in a default under the terms of the relevant indebtedness or other financial obligations, which could cause such indebtedness or other financial obligations, and by reason of cross-acceleration provisions, the notes, to become due and payable. If we were unable to repay those amounts, the lenders of such indebtedness could initiate a bankruptcy proceeding or liquidation proceeding or proceed against the collateral.

Payment of principal and interest on the notes will be unsecured and will be effectively subordinated to our existing and future secured indebtedness and to indebtedness of any of our subsidiaries who do not guarantee the notes.

        The notes, including any guarantees on the notes given by the subsidiary guarantors, will be effectively subordinated to the claims of our secured creditors. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of our business or that of any subsidiary guarantors, our secured creditors would generally have the right to be paid in full before any distribution is made to the holders of the notes. Furthermore, none of Pacific Pipeline System LLC, Pacific Terminals LLC, Rangeland Pipeline Company, Rangeland Northern Pipeline Company, Rangeland Pipeline Partnership, Rangeland Marketing Company and Aurora Pipeline Company Ltd. will guarantee the notes; therefore, the notes will be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of those subsidiaries. As of September 30, 2005, our non-guarantor subsidiaries had $19.2 million of indebtedness under our New Credit Facility and $3.9 million of other indebtedness. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to the issuer of the notes or the holders of the notes. Our non-guarantor subsidiaries collectively accounted for approximately 68.3% of our revenue in 2004 and approximately 68.0% of our revenue for the first nine months of 2005.

Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by at least two of Moody's, Standard & Poor's and Fitch.

        Many of the covenants in the indenture governing the notes will no longer apply to us if the notes are rated investment grade by at least two of Moody's, Standard & Poor's and Fitch, provided at such time no default has occurred and is continuing. These covenants will restrict, among other things, our ability to pay distributions, incur debt, and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade or that if they are rated investment grade, that the notes will maintain such ratings. However, termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See "Description of Notes—Certain Covenants—Covenant Termination."

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void the subsidiary guarantees.

        Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

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  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and

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  was insolvent or rendered insolvent by reason of such incurrence; or

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

We may not be able to repurchase the notes upon certain change of control events.

        Upon the occurrence of specific change of control events affecting us, you will have the right to require us to repurchase the notes at 101% of their principal amount, plus accrued and unpaid interest to the date of payment. Our ability to repurchase the notes upon such a change of control event would be limited by our access to funds at the time of the repurchase and the terms of our other debt agreements. Upon a change of control event, we may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our credit facilities, the notes and other outstanding indebtedness. The source of funds for these repayments would be our available cash or cash generated from other sources. However, we cannot assure you that we will have sufficient funds available upon a change of control event to make any required repurchases of this outstanding indebtedness.

Cost reimbursements to our General Partner, which are determined in our General Partner's sole discretion, may be substantial and reduce our cash available to pay interest on, or the principal of, the notes.

        Our General Partner is entitled to be reimbursed for all expenses it incurs on our behalf. Our General Partner has sole discretion in determining the amount of these expenses. Our obligation to reimburse our General Partner for expenses may be substantial. These cost reimbursements to our General Partner reduce the amount of available cash for payment to our noteholders. Our General Partner and its affiliates also may provide us other services for which we will be charged fees as determined by our General Partner.

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active true market will develop for the new notes.

        The new notes are a new issue of securities for which there is no established public market. Although we have registered the new notes under the Securities Act of 1933, we do not intend to apply for listing of the new notes on any securities exchange or for quotation of the new notes in any automated dealer quotation system. In addition, although the initial purchasers of the outstanding notes have informed us that they intend to make a market for the new notes after the exchange offer, as permitted by applicable laws and regulations, they are not obliged to make a market for the new notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the new notes will develop or, if developed, that it will continue. Finally, if a large number of holders of outstanding notes do not tender outstanding notes or tender outstanding notes improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could adversely affect the development of a market for these new notes.

Risks Associated with the Acquisition of the Valero Assets

The integration of the Valero Assets into our operations may be more costly than anticipated.

        We may face difficulties integrating the Valero Assets into our operations on an efficient and timely basis, resulting in significantly higher costs to us than anticipated and thus adversely affecting our ability to service the notes. During the transition of operational control of these assets from the Sellers to us, we may experience unforeseen operating difficulties as we integrate the acquired assets into our existing operations, including difficulties:

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  integrating the financial, technological and management standards, processes, procedures and controls of the acquired assets with those of our existing operations;

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  managing the increased scope and complexity of our operations; and

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  mitigating contingent and/or assumed liabilities.

In connection with our acquisition of the Valero Assets, we incurred certain liabilities. These costs and liabilities may not be covered by indemnification rights we have against the Sellers of the Valero Assets or may be in excess of amounts we have estimated.

        The Valero Assets have been used for many years to distribute, store or transport petroleum products. There have been known releases of hazardous materials at almost all of the terminal sites and some of the pipeline rights-of-way included in the Valero Assets, and most of these sites are undergoing active remediation. The risks associated with these environmental conditions, the costs of remediation and certain penalties for non-compliance, are being assumed by us, subject only to limited indemnity from the Sellers of the Valero Assets in the event of a breach of a Seller warranty. Releases may also have occurred in the past that have not yet been discovered, which could require costly future remediation. In addition, we are assuming the risk of various other liabilities associated with the Valero Assets that relate to events that occurred prior to our acquisition. Some of these liabilities are known, although the extent of the liability could be greater than we have estimated, and other liabilities are unasserted and unknown. If a significant spill or other release event occurred in the past the liability for which was not retained by the Sellers or for which indemnification from the Sellers is not available, it could adversely affect our financial position and results of operations, and, therefore, our ability to pay interest on, or the principal of, the notes could be adversely affected.

The Valero Assets, like our other assets, are subject to federal, state and local laws and regulations, including those relating to environmental protection and safety, that could require us to make substantial expenditures and could have a material impact on our results of operations or financial condition.

        The Valero Assets, like our other assets, are subject to federal, state and local laws and regulations relating to environmental protection and safety. Many of these laws and regulations impose complex and stringent permitting and other compliance requirements. These laws are subject to change, which can result in an increase in our ongoing costs of compliance, which could potentially have a material adverse effect on our financial condition or results of operations. We could, therefore, be adversely affected by increased costs due to stricter pollution control requirements or liabilities resulting from compliance with future required operating permits. Failure to comply with these environmental and safety laws and regulations can also result in the assessment of administrative, civil, or criminal penalties and, in some instances, the issuance of injunctions to limit or cease operations. The extent of liability or compliance cost related to the Valero Assets could be greater than we have estimated, and there may be other compliance issues that are unasserted and unknown. If a significant compliance issue or combination of issues exist, they could adversely affect our financial position and results of operations, and, therefore, our ability to pay interest on, or the principal of, the notes could be adversely affected.

We incurred a substantial amount of secured indebtedness in connection with the acquisition of the Valero Assets, which effectively ranks senior to the notes to the extent of the value of the security.

        We financed the acquisition of the Valero Assets with the net proceeds of the offering of the outstanding notes, a private sale of our common units, the public sale of 5,232,500 common units and borrowings under the New Credit Facility. Borrowings under the New Credit Facility are secured by substantially all of our assets other than those held by Pacific Pipeline System LLC, Pacific Terminals LLC and Aurora Pipeline Company Ltd., and the notes will be effectively subordinated to such facility. Please see "Risks Relating to the Notes—Payment of principal and interest on the notes will be unsecured and will be effectively subordinated to our existing and future secured indebtedness and to indebtedness of any of our subsidiaries who do not guarantee the notes."

Risks Associated with Us

Actual costs incurred in connection with the release of crude oil on Line 63 in excess of our total estimated cost could have a material adverse effect on our financial condition, results of operations or cash flows.

        The estimates of oil containment and clean-up of the areas impacted by the crude oil release on Line 63 are based on facts known at the time of estimation and our assessment of the ultimate outcome. Among the many uncertainties that impact the estimates are the necessary regulatory approvals for, and potential modification of, remediation plans, the ongoing assessment of the impact of soil and water contamination, changes in costs associated with environmental remediation services and equipment, and the possibility of third-party legal claims giving rise to additional expenses. Therefore, no assurance can be made that any costs incurred in excess of the total estimated cost for oil containment and clean-up of the impacted areas, if any, would not have a material adverse effect on our financial condition, results of operations or cash flows.

Tax Risks

        You are urged to read "Certain United States Federal Income Tax Considerations" for a discussion of the expected material federal income tax consequences of purchasing the notes.

Our treatment will depend on our status as a partnership for federal income tax purposes, as well as our not being subject to entity-level taxation by individual states. If the IRS treats us as a corporation for tax purposes or we become subject to entity-level taxation, it could reduce the amount of cash available for payment of principal and interest on the notes.

        If we were classified as a corporation for federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rate. Treatment of us as a corporation would cause a material reduction in our anticipated cash flow, which could materially and adversely affect our ability to make payments on the notes. In addition, because of widespread state budget deficits, several states are evaluating ways to subject partnerships and limited liability companies to entity-level taxation through the imposition of state income, franchise or other forms of taxation. Imposition of such forms of taxation would reduce our cash flow.

        You are urged to read "Certain United States Federal Income Tax Considerations" for a discussion of the expected material federal income tax consequences of an investment in the notes.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	For the Years Ended December 31,					For the Nine Months Ended September 30, 2005
	2000	2001	2002	2003	2004
Ratio of earnings to fixed charges	1.8	2.6	3.9	2.5	2.8	2.6

        For purposes of calculating the ratios of consolidated earnings to fixed charges:

  •
  "earnings" consist of pre-tax income from continuing operations plus fixed charges, net of capitalized interest; and

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  "fixed charges" represent interest incurred (whether expensed or capitalized), amortization of deferred financing costs and accretion of discount, and that portion of rental expense on operating leases deemed to be the equivalent of interest.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        In connection with the issuance of the outstanding notes, we entered into a registration rights agreement. The following description of the registration rights agreement is a summary of the material provisions of the registration rights agreement. It is not complete and does not describe all of the provisions of the registration rights agreement. For more information, you should review the provisions of the registration rights agreement that we filed with the Securities and Exchange Commission ("SEC") as an exhibit to the registration statement of which this prospectus is a part. In addition, the information below concerning specific interpretation of, and positions taken by, the staff of the SEC is not intended to constitute legal advice. You should consult your own legal advisors with respect to those matters.

        Under the registration rights agreement, we agreed that, promptly after the effectiveness of the registration statement of which this prospectus is a part, we would offer to the holders of outstanding notes who are not prohibited by any law or policy of the SEC from participating in the exchange offer, the opportunity to exchange their outstanding notes for a new series of notes, which we refer to as the new notes. The new notes are identical in all material respects to the outstanding notes, except that these new notes: will not contain transfer restrictions; will be registered under the Securities Act of 1933; will not contain provisions regarding the payment of additional interest; and will not be subject to further registration rights. We agreed to keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the outstanding notes.

        The registration rights agreement also provides that we:

  •
  make available a prospectus meeting the requirements of the Securities Act of 1933 to any broker-dealer for use in connection with any resale of any new notes for a period of 180 days after the consummation of the exchange offer (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus);

  •
  pay all expenses incident to the exchange offer; and

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  indemnify certain holders of the outstanding notes, including any broker-dealer, against some liabilities, including liabilities under the Securities Act of 1933.

        The new notes will bear interest at a rate of 6 1/4% per year, payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2006. Holders of the new notes will receive interest from the date of the original issuance of the outstanding notes, or from the date of the last payment of interest on the outstanding notes, whichever is later. Holders of new notes will not receive any interest on outstanding notes tendered and accepted for exchange.

        Each holder of outstanding notes who wishes to exchange its outstanding notes for new notes in the exchange offer will be required to represent to us that at the time of the consummation of the exchange offer:

  •
  it is not our "affiliate" within the meaning of Rule 405 of the Securities Act of 1933, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act of 1933;

  •
  it is not a broker-dealer and it is not engaged in nor does it intend to engage in the distribution of the new notes;

  •
  the new notes to be received by it will be acquired in the ordinary course of business;

  •
  it has no arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of 1933 of the outstanding notes or the new notes; and

  •
  if it is a broker-dealer, it will receive the new notes for its own account in exchange for the outstanding notes that were acquired as a result of market-making activities or other trading activities and acknowledges it will deliver a prospectus in connection with any resale of the new notes.

        Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Under our registration rights agreement, we are required to allow such broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of new notes and we have agreed, for a period not to exceed 180 days following the consummation of the exchange offer, to make available a prospectus meeting the requirements of the Securities Act of 1933 to any participating broker-dealer for use in connection with any resale of any new notes acquired in the exchange offer. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Shelf Registration

  •
  If we are not permitted to consummate the exchange offer as contemplated in this prospectus because the exchange offer is not permitted by applicable law or SEC policy; or

  •
  upon notice to us by any holder in specified circumstances,

then we will, in addition to or instead of affecting the registration of the new notes pursuant to the registration statement of which this prospectus is a part, as the case may be,

  •
  file as promptly as practicable with the SEC, but in no event more than 75 days after so required or requested, a shelf registration statement to cover resales of the notes by those holders who satisfy various conditions relating to the provision of information in connection with the shelf registration statement;

  •
  use our commercially reasonable efforts to have the shelf registration statement declared effective by the SEC as soon as practicable after it is filed, and in any event, no later than 150 days after we are required to file such shelf registration statement; and

  •
  use our commercially reasonable efforts to keep the shelf registration statement effective until two years from the date of its effectiveness or until all of the notes covered by the shelf registration statement have been sold pursuant thereto or are no longer subject to restrictions on resale under the Securities Act of 1933; provided, however, that we may fail to keep the shelf registration statement effective and usable for offers and sales of notes for specified periods under certain circumstances.

        In the event of the filing of a shelf registration statement, we will provide to each holder of notes that are covered by the shelf registration statement copies of the prospectus that is part of the shelf registration statement and notify each holder when the shelf registration statement become effective. A holder of notes who sells the notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus, to deliver information to be used in connection with the shelf registration, and to deliver a prospectus to purchasers, will be subject to the civil liability provisions under the Securities Act of 1933 in connection with the sales and will be bound by the provisions of the registration rights agreement that are applicable to the holder, including indemnification rights.

Additional Interest

        If any of the following events occur, each of which is referred to as a registration default:

  •
  if required, the shelf registration statement has not been filed with the SEC on or prior to the 75th day after such event occurs which requires the filing of the shelf registration statement;

  •
  if required, the shelf registration statement is not declared effective on or prior to the 150th day following the event which requires the filing of the shelf registration statement;

  •
  the exchange offer has not been consummated on or prior to the 40th business day after the registration statement of which this prospectus is a part has been declared effective; or

  •
  if either the registration statement of which this prospectus is a part or the shelf registration statement has been filed and declared effective but after its effective date ceases to be effective or is unusable for its intended purpose for certain specified periods of time, then we will be obligated to pay additional interest to each holder of the notes in addition to the rate shown on the cover page of this prospectus, from and including the date on which any such registration default shall occur to, but excluding the date on which the registration default has been cured, at a rate of 0.25% per year, for the first 90-day period immediately following the occurrence of the registration default. The additional interest shall increase by an additional 0.25% per year with respect to each subsequent 90-day period, until all registration defaults have been cured, up to a maximum rate of 1.0% per year.

Resales of the New Notes

        Based on existing interpretations of the SEC staff in several no-action letters issued to third parties, we believe that new notes issued under the exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if:

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933 or a broker-dealer that acquired outstanding notes directly from us for its own account;

  •
  those new notes are acquired in the ordinary course of business; and

  •
  you do not intend to participate in a distribution of the new notes.

        The SEC, however, has not considered the exchange offer for the new notes in the context of a no-action letter, and the SEC may not make a similar determination as in the no-action letters issued to these third parties.

        If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes or otherwise do not satisfy the foregoing criteria, you:

  •
  cannot rely on such interpretations by the SEC staff;

  •
  will not be able to exchange your outstanding notes for new notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with a secondary resale transaction, unless the resale is made pursuant to an exemption from, or is otherwise not subject to, those requirements.

        Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act of 1933. This registration statement should contain the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act of 1933. This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Under our registration rights agreement, we are required to allow such broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of new notes and we have agreed to make available a prospectus meeting the requirements of the Securities Act of 1933 to any participating broker-dealer for use in connection with any resale of any new notes acquired in the exchange offer for a period not to exceed 180 days following the consummation of the exchange offer (or such shorter period during which participating broker-dealers are required by law to deliver such prospectus). Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Suspension of Resales

        If a broker-dealer participating in this exchange offer receives notice from us of:

  •
  any request by the SEC or any state securities authority for amendments or supplements to the registration statement or prospectus or for additional information after the registration statement has become effective;

  •
  the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the registration statement or the qualification of the new notes to be offered or sold by any participating broker-dealer of the initiation of proceedings for that purpose;

  •
  the happening of any event or the failure of any event or the discovery of any facts that makes any statement or related prospectus untrue in any material respect or that causes the registration statement or the related prospectus to omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as well as any other corporate developments, public filings with the SEC or similar events causes the registration statement not to be effective or the prospectus not to be usable for resales; or

  •
  our reasonable determination that a post-effective amendment to the registration statement would be appropriate,

then the participating broker-dealer will suspend the sale of the notes pursuant to that prospectus until we have either,

  •
  amended or supplemented the prospectus to correct the misstatement or omission and furnished copies of the amended or supplemented prospectus to the holder, or participating broker-dealer, as the case may be; or

  •
  given notice that the sale of the notes may be resumed.

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered in the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $175,000,000 in aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Outstanding notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled "—Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

        We will return any outstanding notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time, on January 27, 2006, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any outstanding notes;

  •
  to extend the exchange offer; or

  •
  to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder who has not made to us the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures For Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act of 1933, or if a holder tendering outstanding notes fails to comply with the procedures contained in the letter of transmittal to tender outstanding notes.

        We expressly reserve the right to extend, amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified herein or in the letter of transmittal. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

  How to Tender Generally

        Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

  •
  have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

  •
  mail or deliver such letter of transmittal or facsimile to the exchange agent in sufficient time for receipt by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date; or

  •
  comply with the automated tender offer program procedures of the Depository Trust Company ("DTC") described below.

        In addition, either:

  •
  the exchange agent must receive outstanding notes along with the letter of transmittal;

  •
  the exchange agent must receive prior to 5:00 p.m., New York City time, on the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to 5:00 p.m., New York City time, on the expiration date.

        The tender by a holder who is not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        THE METHOD OF DELIVERY OF OUTSTANDING NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAILING THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR OUTSTANDING NOTES TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

  How to Tender If You Are a Beneficial Owner

        If you beneficially own outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership, if permitted under the indenture for the notes, may take considerable time and may not be completed prior to the expiration date.

  Signatures and Signature Guarantees

        You must have signatures on a letter of transmittal or a notice of withdrawal (as described below) guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule l7Ad-15 under the Securities Exchange Act of 1934. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

  When You Need Endorsements or Bond Powers

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The endorsement or bond power, as applicable, must be signed by the registered holder as the registered holder's name appears on the outstanding notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the endorsement or bond power, as applicable.

        If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

  Tendering Through DTC's Automated Tender Offer Program

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent.

        The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation to the effect that:

  •
  DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering outstanding notes that are the subject of such book-entry confirmation;

  •
  such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  the agreement may be enforced against such participant.

  Determinations Under the Exchange Offer

        We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities, in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

  When We Will Issue New Notes

        In all cases, we will issue new notes for outstanding notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

  Return of Outstanding Notes Not Accepted or Exchanged

        If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. In the case of outstanding notes tendered by book-entry transfer in the exchange agent's account at DTC according to the procedures described below, such non-exchanged outstanding notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

  Your Representations to Us

        By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new notes that you receive will be acquired in the ordinary course of business;

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

  •
  you are not engaged in and do not intend to engage in the distribution of the new notes;

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those outstanding notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

  •
  you are not our "affiliate," as defined in Rule 405 of the Securities Act of 1933.

Book-Entry Transfer

        The exchange agent will establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange, agent on or prior to 5:00 p.m., New York City time, on the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's automated tender offer program prior to the expiration date, you may tender if:

  •
  the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

  •
  setting forth your name and address, the registered number(s) of your outstanding notes and the principal amount of outstanding notes tendered,

  •
  stating that the tender is being made thereby, and

  •
  guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

  •
  the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

        Upon request to the exchange agent, a notice of guaranteed delivery will be sent to you if you wish to tender your outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal; or

  •
  you must comply with the appropriate procedures of DTC's automated tender offer program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn; and

  •
  identify the outstanding notes to be withdrawn, including the principal amount of such withdrawn outstanding notes.

        If outstanding notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following one of the procedures described under "—Procedures for Tendering" above at any time on or prior to the expiration date.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  all registration and filing fees and expenses;

  •
  all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

  •
  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes in the exchange offer.

        If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

Consequences of Failure to Exchange

        If you do not exchange new notes for your outstanding notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act of 1933, or unless the offer or sale is exempt from the registration requirements under the Securities Act of 1933 and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act of 1933.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF THE NOTES

General

        Our new notes will be issued under the same indenture pursuant to which we issued the outstanding notes. The indenture and the new notes contain the full legal text of the matters described in this section. The indenture and the new notes are governed by New York law. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and may be obtained from the trustee upon request.

        The terms of the notes include those set forth in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939. The following description of the material provisions of the notes and the indenture is a summary only. Because this section is a summary, it does not describe every aspect of those documents. This summary is subject to and is qualified in its entirety by reference to all the provisions of those documents, including definitions of terms referenced in this prospectus.

        If the exchange offer contemplated by this prospectus is consummated, the holders of the outstanding notes who do not exchange outstanding notes for new notes in the exchange offer will vote together as a single class with holders of new notes for all relevant purposes under the indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or wavier or taken any other action permitted under the indenture, any outstanding notes that remain outstanding after the exchange offer will be aggregated with the new notes.

        You can find the definitions of certain terms used in this description under the caption "—Certain Definitions." In this description, the term "Company," "us," "our" or "we" refers only to Pacific Energy Partners, L.P. and not to any of its subsidiaries, the term "Finance Corp." refers to Pacific Energy Finance Corporation and the term "Issuers" refers to the Company and Finance Corp. References to the "notes" refer to both the new notes and the outstanding notes.

        The registered Holder of a note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Subsidiary Guarantees

        The Notes.    The notes:

  •
  are general unsecured obligations of the Issuers;

  •
  are equal in right of payment with all existing and future Senior Debt of either of the Issuers; and

  •
  are unconditionally guaranteed by the Guarantors on a senior unsecured basis.

        The Subsidiary Guarantees.    The notes are guaranteed by the Company's operating subsidiary, Pacific Energy Group LLC, which we call the "Operating Company" in this description, and by Pacific Marketing and Transportation LLC, Pacific Atlantic Terminals LLC, Rocky Mountain Pipeline System LLC, Ranch Pipeline System LLC, PEG Canada GP LLC and PEG Canada, L.P.

        Each guarantee of the notes:

  •
  is a general unsecured obligation of the Guarantor; and

  •
  is equal in right of payment with all existing and future Senior Debt of that Guarantor.

        As of September 30, 2005, we had:

  •
  total Senior Debt of approximately $534.4 million; and

  •
  no Indebtedness contractually subordinated to the notes.

        As of September 30, 2005, the Guarantors had:

  •
  No Senior Debt outstanding, excluding the guarantees of $246.0 million of our 7 1/8% senior notes, $174.2 million of our 6 1/4% senior notes and $114.2 million under our New Credit Facility;

  •
  no Indebtedness contractually subordinated to their guarantees of the notes;

        The indenture permits us and the Restricted Subsidiaries to incur additional Indebtedness, including additional Senior Debt.

        Not all of our existing Restricted Subsidiaries guarantee the notes. Furthermore, under the circumstances described below under the caption "—Certain Covenants—Additional Subsidiary Guarantees," newly created or acquired Restricted Subsidiaries may not be required to guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their other creditors before they will be able to distribute any of their assets to us.

        In addition, the Company has invested, and may invest in the future, in Joint Ventures. The rights of the Company to receive assets from any Joint Venture that are attributable to the Company's Equity Interests therein (and thus the ability of the Holders to benefit indirectly from such assets) are structurally subordinated to the claims of all existing and future third-party indebtedness and liabilities (including trade credit) of such Joint Venture.

        All of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to many of the covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        The Issuers issued the notes in an initial maximum aggregate principal amount of $175 million. The Issuers may issue an unlimited amount of additional notes from time to time after this exchange offer under the indenture. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock." The notes and any additional notes subsequently issued under the indenture, together with any Exchange Notes, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Issuers will issue the notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on September 15, 2015.

        Interest on the notes will accrue at a rate of 6 1/4% per annum and will be payable semi-annually in arrears on March 15 and September 15 of each year commencing on March 15, 2006. The Issuers will make each interest payment to the Holders of record on the immediately preceding March 1 and September 1.

        Additional interest may accrue on the notes as liquidated damages in certain circumstances described below under "—Registration Rights; Additional Interest," and all references to "interest" in this description include any additional interest that may be payable on the notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking

        The notes will be our general unsecured obligations, ranking equally with our 7 1/8% senior notes due 2014 and our other existing and future senior unsecured indebtedness. The notes and the guarantees will be effectively subordinated to all of our and our guarantor subsidiaries' existing and future secured indebtedness, including indebtedness under the New Credit Facility and to the indebtedness and other liabilities of our non-guarantor subsidiaries.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee will act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders, and the Company or any of its Domestic Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Company, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any note selected for redemption. Also, the Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        The Operating Company and several other of our wholly owned Subsidiaries, excluding Finance Corp., guarantee the notes on a senior unsecured basis. In the future, the Domestic Subsidiaries of the Company will be required to guarantee the notes under the circumstances described under "—Certain Covenants—Additional Subsidiary Guarantees." These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or void the subsidiary guarantees."

        The Subsidiary Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person who is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture; or

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person who is not (either before or after giving effect to such transaction) a Restricted

    Subsidiary of the Company, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture; or

  (3)
  if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture; or

  (4)
  upon Legal Defeasance or Covenant Defeasance as described below under the caption "—Legal Defeasance and Covenant Defeasance" or upon satisfaction and discharge of the indenture as described below under the caption "—Satisfaction and Discharge"; or

  (5)
  in the case of any Guarantor other than the Operating Company, at such time as such Guarantor ceases to be required to guarantee any other Indebtedness of either of the Issuers and any Indebtedness of the Operating Company; or

  (6)
  in the case of the Operating Company, at such time as the Operating Company ceases to guarantee any other Indebtedness of either of the Issuers, provided that it is then no longer an obligor with respect to any Indebtedness under any Credit Facility in excess of the De Minimis Guaranteed Amount.

Optional Redemption

        At any time prior to September 15, 2008, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 106.25% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by the Company, provided that:

  (1)
  at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries); and

  (2)
  the redemption occurs within 120 days of the date of the closing of such Equity Offering.

        On and after September 15, 2010, the Issuers may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on September 15 of the years indicated below:

Year	Percentage
2010	103.125%
2011	102.083%
2012	101.042%
2013 and thereafter	100.000%

        At any time prior to September 15, 2010, the Company may, at its option, redeem all or any portion of the notes at the Make-Whole Price plus accrued and unpaid interest to the date of redemption.

  Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

        Except as set forth below under the caption "—Repurchase at the Option of Holders," neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes outstanding plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the "Change of Control Purchase Date"), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Purchase Date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes as of the Change of Control Purchase Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.

        The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Purchase Date, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly thereafter on the Change of Control Purchase Date, the Company will:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (2)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        On the Change of Control Purchase Date, the paying agent will mail to each Holder properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        Our New Credit Facility provides that certain change of control events with respect to the Company would constitute a default or require repayment of the Senior Debt outstanding thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company or any Guarantor becomes a party may contain similar restrictions and provisions. Moreover, the exercise by the Holders of their right to require the Company to repurchase the notes could cause a default under the New Credit Facility, even if the Change of Control does not, due to the financial effect of such a repurchase on the Company. If a Change of Control occurs at a time when the Company is prohibited from purchasing notes or a default under the New Credit Facility would result therefrom, the Company could seek the consent to the purchase of notes or could attempt to refinance the facilities that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company would not be able to purchase the notes. In such case, the Company's failure to purchase tendered notes would constitute an Event of Default which would, in turn, in all likelihood constitute a default under the New Credit Facility. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's and its Restricted Subsidiaries' then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the fair market value is determined by (a) an executive officer of the General Partner if the value is less than $20.0 million and evidenced by an officer's certificate delivered to the trustee, or (b) the General Partner's Board of Directors if the value is $20.0 million or more and evidenced by a resolution of the Board of Directors set forth in an officer's certificate delivered to the trustee; and

  (3)
  at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Subsidiary from further liability; and

  (b)
  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are, within 365 days after the Asset Sale, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply (or enter into a definitive agreement for such application within such 365-day period, provided that such Net Proceeds are in fact applied within 45 days after the end of such 365-day period) those Net Proceeds at its option to any combination of the following:

  (1)
  to repay Senior Debt;

  (2)
  to acquire all or substantially all of the properties or assets of a Person primarily engaged in a Permitted Business;

  (3)
  to acquire a majority of the Voting Stock of a Person primarily engaged in a Permitted Business;

  (4)
  to make capital expenditures; or

  (5)
  to acquire other assets that are used or useful in a Permitted Business or make any Permitted Business Investment to the extent permitted by the covenant "Restricted Payments."

        Pending the final application of any Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds."

        On the 366th day after the Asset Sale (or, at the Company's option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $30.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders, and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture, including, without limitation, the repurchase or redemption of Indebtedness that is subordinated to the notes or, in the case of any Subsidiary Guarantee, the guarantee of such Guarantor. If the aggregate principal amount of notes and other pari passu Indebtedness tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

Certain Covenants

  Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the notes or the Subsidiary Guarantors, except a payment of interest or principal within one month of the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment, no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

  (1)
  if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3), (4) and (5) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

  (a)
  Available Cash from Operating Surplus with respect to the Company's preceding fiscal quarter, plus

  (b)
  100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Permitted Business or long-term assets that are used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) since June 16, 2004 as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company), plus

  (c)
  to the extent that any Restricted Investment that was made after June 16, 2004 is sold for cash or Cash Equivalent or otherwise liquidated or repaid for cash or Cash Equivalent, the lesser of (i) the return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

  (d)
  the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash from Operating Surplus for any period commencing on or after June 16, 2004 (items (b), (c) and (d) being referred to as "Incremental Funds"), minus

  (e)
  the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

  (2)
  if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2), (3) and (4) and (5) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on limited partnership interests of the Company, plus the related distribution on the general partner interest), is less than the sum, without duplication, of:

  (a)
  $100 million less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) during the period ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment and beginning on June 16, 2004, plus

    (b)
    Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

        So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except (i) with respect to clause (1) below under which the payment of a distribution or dividend is permitted, and (ii) a dividend or distribution by a non-Guarantor Subsidiary under clause (4)), the preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of the indenture;

  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or acquisition occurs not more than 120 days after such sale; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded or deducted from the calculation of Available Cash from Operating Surplus and Incremental Funds;

  (3)
  the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; or

  (5)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former director or employee of the General Partner, the Company or any of the Company's Restricted Subsidiaries pursuant to any director or employee equity subscription agreement or plan, stock or unit option agreement or similar agreement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $3.0 million in any twelve-month period.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined, in the case of amounts under $15.0 million, by an officer of the General Partner and, in the case of amounts over $15.0 million, by the Board of Directors, whose determination shall be evidenced by a Board Resolution. For purposes of determining compliance with this "Restricted Payments" covenant, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (5), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

  Incurrence of Indebtedness and Issuance of Disqualified Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock, the Company will not permit any Restricted Subsidiary to issue any Disqualified Stock and the Company will not permit any of its other Restricted Subsidiaries to issue any preferred securities; provided, however, that the Issuers and any Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including letters of credit) under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed the greater of $325.0 million and 15% of Consolidated Net Tangible Assets;

  (2)
  the incurrence by the Company and the Guarantors of Indebtedness represented by the notes issued and sold and the related Subsidiary Guarantees to be issued on the date of the indenture and the Exchange Notes and the related Subsidiary Guarantees issued pursuant to any registration rights agreement;

  (3)
  the existing aggregate principal amount $250.0 million 7 1/8% senior notes due 2014 issued by the Issuers and any associated guarantees;

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $30.0 million at any time outstanding;

  (5)
  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2) or (3) of this paragraph or this clause (5);

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such

      Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

    (b)
    (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person who is neither the Company, nor a Restricted Subsidiary of the Company, nor a creditor to secure Indebtedness incurred either pursuant to the first paragraph of this covenant or to secure Permitted Debt, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

  (8)
  the incurrence by the Company or any of its Restricted Subsidiaries of Acquired Debt in connection with a merger or consolidation meeting any one of the financial tests set forth in clause (3) under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (9)
  the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

  (10)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed); and

  (11)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed the greater of $45.0 million and 3% of Consolidated Net Tangible Assets.

        For purposes of determining compliance with this covenant, (a) in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this covenant; and (b) Indebtedness outstanding in currencies other than U.S. dollars shall be converted on the date of incurrence.

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant.

  Liens

        The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be) with the obligations so secured until such time as such obligations are no longer secured by a Lien (other than Permitted Liens).

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements as in effect since June 16, 2004, including the Credit Agreement, and the indenture governing the Issuers' $250.0 million 7 1/8% senior notes due 2014, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the indenture;

  (2)
  the indenture, the notes and the Subsidiary Guarantees;

  (3)
  applicable law;

  (4)
  any instrument governing Indebtedness or Equity Interest of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person or its Subsidiaries, or the properties or assets of any Person, other than the Person or its Subsidiaries, or the property or assets of the Person its Subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (5)
  customary non-assignment provisions in transportation agreements or purchase and sale or exchange agreements or similar operational agreements or in licenses or leases, in each case entered into in the ordinary course of business;

  (6)
  Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

  (12)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (13)
  any agreement or instrument governing Indebtedness permitted to be incurred under the indenture, provided that the terms and conditions of any such restrictions and encumbrances, taken as a whole, are not materially more restrictive than those contained in the indenture, taken as a whole; and

  (14)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements, including clawback, "make-well" or "keep-well" agreements, to maintain financial performance or results of operations of a joint venture entered into in the ordinary course of business.

  Merger, Consolidation or Sale of Assets

        Neither of the Issuers will consolidate or merge with or into any Person, or sell, convey, lease or otherwise dispose of all or substantially all of its assets to any Person, unless:

  (1)
  the Person formed by or surviving such consolidation or merger (if other than such Issuer), or to which such sale, lease, conveyance or other disposition shall be made (collectively, the "Successor"), is a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia, or Canada or any province thereof, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Indenture and under the Notes; provided, that Finance Corp. may not merge or consolidate with or into a Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

  (2)
  immediately before and after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

  (3)
  either:

  (a)
  immediately after giving effect to such transaction on a pro forma basis and any related financing transactions as if the same had occurred at the beginning of the applicable fourth quarter period, the Fixed Charge Coverage Ratio is equal to or greater than the Fixed Charge Coverage Ratio immediately before such transaction;

  (b)
  immediately after giving effect to such transaction on a pro forma basis, the Company (or the Successor) would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant captioned "—Incurrence of Indebtedness and Issuance of Disqualified Stock"; or

  (c)
  immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or the Successor) shall not be less than the Consolidated Net Worth of the Company immediately prior to such transaction.

  Notwithstanding the preceding paragraph, the Issuers are permitted to reorganize as any other form of entity in accordance with the following procedures, provided that:

  (1)
  the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) into a form of entity other than a limited partnership formed under Delaware law;

  (2)
  the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

  (4)
  immediately after such reorganization no Default or Event of Default exists; and

  (5)
  such reorganization is not materially adverse to the Holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an "includable corporation" of an affiliated group of corporations with the meaning of Section 1504(b)(i) of the Code or any similar state or local law).

        A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor) unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture substantially in the form specified in the indenture, under the notes, the indenture and its Subsidiary Guarantee on terms set forth therein; or

  (b)
  the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the indenture.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

  Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary; and

  (2)
  the Company delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, a written opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment, equity award, equity option or equity appreciation agreement or plan entered into by the Company or any of its Restricted Subsidiaries or the General Partner in the ordinary course of business;

  (2)
  transactions between or among any of the Company and its Restricted Subsidiaries;

  (3)
  transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

  (4)
  transactions effected in accordance with the terms of agreements disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 (including the exhibits thereto) that are also identified in the indenture, in each case as such agreements are in effect on the date of the indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company in any material respect than the agreement so amended or replaced;

  (5)
  customary compensation, indemnification and other benefits made available to officers, directors or employees of the Company, a Restricted Subsidiary of the Company or the General Partner, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance;

  (6)
  the provision by Persons who may be deemed Affiliates of holders of Equity Interests of the Company, of commercial banking, trust, lending or financing, investment, financial advisory or similar services, to the Company or its Restricted Subsidiaries, on customary terms;

  (7)
  sales of any securities to Affiliates of the Company provided that the syndicate involved in such sale of securities includes an unaffiliated investment bank of national standing;

  (8)
  in the case of gathering, transportation, marketing, hedging, production handling, operating, construction, storage, platform use, or other operational contracts, any such contracts are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any Restricted Subsidiary and third parties or, if neither the Company nor any Restricted Subsidiary has entered into a similar contract with a third party, that the terms are no less favorable than those available from third parties on an arm's-length basis, as determined by the Board of Directors; and

  (9)
  Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments."

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or represent Permitted Investments, as determined by the Company; provided that any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

        The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

  Additional Subsidiary Guarantees

        If, after the date of the indenture, any Domestic Subsidiary of the Company that is not already a Guarantor (including, without limitation, any Domestic Subsidiary acquired or created after the date of the indenture) guarantees any other Indebtedness in excess of a De Minimis Guaranteed Amount of either of the Issuers or any Indebtedness of the Operating Company or a Subsidiary Guarantor, or the Operating Company, if not then a Guarantor, guarantees any other Indebtedness of either of the Issuers or a Subsidiary Guarantor in excess of a De Minimis Guaranteed Amount or incurs any Indebtedness under any Credit Facility in excess of a De Minimis Guaranteed Amount, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 180 days of the date on which it guaranteed or incurred such Indebtedness in excess of a De Minimis Guaranteed Amount, as the case may be. Notwithstanding the preceding, any guarantee of a Restricted Subsidiary that was incurred pursuant to this paragraph as a result of a guarantee of any other Indebtedness in excess of a De Minimis Guaranteed Amount shall provide by its terms that it shall be automatically and unconditionally released upon the release or discharge of the guarantee that resulted in the creation of such Restricted Subsidiary's guarantee, except a discharge or release by, or as a result of payment under, such guarantee.

  Sale and Leaseback Transactions

        The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:

  (1)
  the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Liens";

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Business Activities

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

        Finance Corp. may not incur Indebtedness unless (1) the Company is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company, used to acquire outstanding debt securities issued by the Company or used to repay Indebtedness of the Company as permitted under the covenant described about under the caption "—Incurrence of Indebtedness and Issuance of Disqualified Stock." Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

  Reports

        Whether or not required by the Commission, so long as any notes are outstanding, the Company will file with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing), and the Company will furnish to the trustee and, upon its prior request, to any of the Holders or Beneficial Owners of notes, within five Business Days of filing, or attempting to file, the same with the Commission:

  (1)
  all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, and if the aggregate cash flow of such Unrestricted Subsidiaries constitute more that 10% of the cash flow of the Company on a consolidated basis, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and Restricted Subsidiaries, separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        In addition, the Company and the Guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the Holders and Beneficial Owners of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Covenant Termination

        If at any time (a) the rating assigned to the notes by at least two of S&P, Moody's or Fitch is an Investment Grade Rating and (b) no Default has occurred and is continuing under the indenture, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption "Repurchase at the Option of Holders—Asset Sales" and the following provisions of the indenture described above under the caption "—Certain Covenants":

  •
  "—Restricted Payments,"

  •
  "—Incurrence of Indebtedness and Issuance of Disqualified Stock,"

  •
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries,"

  •
  "—Transactions with Affiliates,"

  •
  "—Designation of Restricted and Unrestricted Subsidiaries," and

  •
  "—Business Activities."

        However, the Company and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption "Repurchase at the Option of Holders—Change of Control," and the following provisions of the indenture described above under the caption "—Covenants":

  •
  "—Liens,"

  •
  "—Merger, Consolidation or Sale of Assets" (other than the financial tests set forth in clause (3) of such covenant),"

  •
  "—Additional Subsidiary Guarantees,"

  •
  "—Sale and Leaseback Transactions" (other than the financial test set forth in clause (1)(a) and the asset sale provisions in clauses (2) and (3) of such covenant), and

  •
  "—Reports."

  Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by the Company to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control" or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by the Company for 60 days after written notice to comply with any of the other agreements in the indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

    (b)
    results in the acceleration of such Indebtedness prior to its Stated Maturity,

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; provided that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

  (1)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $30.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

  (2)
  except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

  (3)
  certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Company or any of the Company's Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company.

        In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to Finance Corp., the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold notice of any continuing Default or Event of Default from Holders of the notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

        The Holders of a majority in principal amount of the notes then outstanding by written notice to the trustee may on behalf of the Holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes.

        The Issuers and the Guarantors are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon any officer of the General Partner or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders

        No past, present or future director, officer, partner, member, employee, incorporator, manager or unitholder or other owner of Equity Interest of the Issuers, the General Partner, or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the notes and the indenture and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance"), except for:

  (1)
  the rights of Holders to receive payments in respect of the principal of, and interest or premium, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, replacement of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee and the Issuers' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency or reorganization events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes and the indenture. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on the notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

  (a)
  the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the day of deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

  (6)
  the Issuers must have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law or any comparable provision of applicable law;

  (7)
  the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

  (8)
  the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Subject to certain exceptions, the indenture, the notes, any Subsidiary Guarantee and any other agreement or document delivered to the trustee pursuant to the terms of the indenture may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and subject to certain exceptions, any existing default or compliance with any provision of the indenture, the notes and any other agreement or document delivered to the trustee pursuant to the terms of the indenture may be waived with the consent of the Holders of a majority in principal amount of the notes outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment, supplement or waiver may not with respect to any notes held by a non-consenting Holder:

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note; alter the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in currency other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium, if any, on the notes (other than as permitted in clause (7) below);

  (7)
  waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder, the Issuers, the Guarantors and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of an Issuer's or Guarantor's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of such Issuer's or Guarantor's properties or assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of notes or surrender any right or power conferred upon the Issuers or the Subsidiary Guarantors by the indenture that does not adversely affect the legal rights under the indenture of any such Holder;

  (5)
  to secure the notes or the Subsidiary Guarantees pursuant to the requirements of the covenant described above under the caption "—Certain Covenants—Liens;"

  (6)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

  (7)
  to add any additional Guarantor or to release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the indenture;

  (8)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

  (9)
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee; or

  (10)
  provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the notes (except that transfer restrictions contained in the notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding notes, as a single class of securities.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration, of transfer or exchange of the notes and as otherwise specified in the indenture), when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (3)
  the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Issuers have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at fixed maturity or the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder, unless such Holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Pacific Energy Partners, L.P., 5900 Cherry Avenue, Long Beach, California 90805-4405, Attention: Investor Relations.

Book-Entry Delivery and Form

  The Global Notes

        The new notes will be issued in the form of one or more registered notes in global form, without interest coupons. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, or DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of each global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants exchanging outstanding notes; and

  •
  ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

        Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

  Book-Entry Procedures For the Global Notes

        All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures for DTC are controlled by DTC and may be changed at any time. We are not responsible for those operations or procedures.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

  •
  will not be entitled to have notes represented by the global note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated notes; and

  •
  will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the Indenture.

        As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

        Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

        Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

        Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

        DTC has agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, DTC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing its operations.

Certificated Notes

        Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 120 days;

  •
  DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 120 days;

  •
  we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

  •
  certain other events provided in the indenture should occur.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary or such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person; and provided, further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any properties or assets (including by way of a sale and leaseback transaction); provided that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $10.0 million or results in net cash proceeds to the Company or a Restricted Subsidiary not in excess of $10.0 million;

  (2)
  a transfer of assets between or among any of the Company and its Restricted Subsidiaries;

  (3)
  an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

  (4)
  the sale, lease or other disposition of equipment, inventory, accounts receivable or other properties or assets, including line fill, in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

  (6)
  a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (7)
  any trade or exchange by the Company or any Restricted Subsidiary of properties or assets of any type for properties or assets of any type owned or held by another Person, including any disposition of some but not all of the Equity Interests of a Restricted Subsidiary in exchange for assets or properties and after which the Person whose Equity Interests have been so disposed of continues to be a Restricted Subsidiary, provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalent together with liabilities assumed) is reasonably equivalent to the fair market value of the properties or assets (together with any cash or Cash Equivalent together with liabilities assumed) to be received by the Company or such Restricted Subsidiary, and provided further that any cash received must be applied in accordance with the provisions described above under the caption "—Repurchase at the Option of Holders—Asset Sales;"

  (8)
  the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption "—Certain Covenants—Liens;"

  (9)
  dispositions in connection with Permitted Liens;

  (10)
  surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

  (11)
  the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

        "Board of Directors" means:

  (1)
  with respect to Finance Corp., the board of directors of Finance Corp.;

  (2)
  with respect to the Company, the Board of Directors of Pacific Energy Management LLC or any authorized committee thereof; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States or Canadian dollars or, in an amount up to the amount necessary or appropriate to fund local operating expenses, other currencies;

  (2)
  securities issued or directly and fully guaranteed or insured by the government of the United States of America or any other country whose sovereign debt has a rating of at least A3 from Moody's and at least A- from S&P or any agency or instrumentality of any such government (provided that the full faith and credit of such government is pledged in support thereof), in each case having maturities of not more than one year from the date of acquisition; securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year demand and overnight bank deposits, in each case, with any lender party to a Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries) of the Company and its Restricted Subsidiaries taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), which occurrence is followed by a Rating Decline within 90 days of the consummation of such transaction;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company or the removal of the General Partner by the limited partners of the Company;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), excluding the Qualifying Owners identified in clause (1) of the definition of Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, which occurrence is followed by a Rating Decline within 90 days thereof; or

  (4)
  the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors, which occurrence is followed by a Rating Decline within 90 days thereof.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

        "Commission" or "SEC" means the Securities and Exchange Commission.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or any other asset disposition, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  any non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (3)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (4)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (5)
  depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (6)
  unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (7)
  all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense; minus

  (8)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (3)
  the cumulative effect of a change in accounting principles will be excluded; and

  (4)
  unrealized losses and gains under derivative instruments included in the determination of Consolidated Net Income, including, without limitation those resulting from the application of Statement of Financial Accounting Standards No. 133 will be excluded and non-cash losses resulting from application of Statement Financial Accounting Standards Nos. 142, 143 and 144.

        "Consolidated Net Tangible Assets" means, with respect to any Person at any date of determination, the aggregate amount of total assets included in such Person's most recent quarterly or annual consolidated balance sheet prepared in accordance with GAAP less applicable reserves reflected in such balance sheet, after deducting the following amounts: (a) all current liabilities reflected in such balance sheet, and (b) all goodwill, trademarks, patents, unamortized debt discounts and expenses and other like intangibles reflected in such balance sheet.

        "Consolidated Net Worth" means the total of the amounts shown on the Company's consolidated balance sheet, determined in accordance with GAAP, as of the end of the Company's most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of:

  (1)
  the par or stated value of all our outstanding Capital Stock, plus

  (2)
  paid-in capital or capital surplus relating to such Capital Stock, plus

  (3)
  any retained earnings or earned surplus less (A) any accumulated deficit, and (B) any amounts attributable to Disqualified Stock.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the General Partner who:

  (1)
  was a member of such Board of Directors on the close of business on the date of the indenture governing the notes; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Agreement" means (i) that certain Credit Agreement, dated as of July 19, 2002, among the Company, the Operating Company, as Borrower, the banks parties thereto and Fleet National Bank, N.A., as administrative agent, (ii) that certain Credit Agreement, dated as of May 11, 2004, among Rangeland Pipeline Company (as successor to RPC Acquisition Company), as borrower, Royal Bank of Canada, as agent, and others as lenders and (iii) the New Credit Facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities, secured capital markets financings or Debt Issuances in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, secured capital markets financings or Debt Issuances, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with Debt Issuances), in whole or in part from time to time.

        "De Minimis Guaranteed Amount" means a principal amount of Indebtedness that does not exceed $15.0 million.

        "Debt Issuances" means, with respect to the Issuers or any Guarantor, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of Equity Interests (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of the indenture.

        "Exchange Notes" means the notes issued in a Registered Exchange Offer pursuant to the indenture.

        "Fitch" means Fitch, Inc. or any successor to the rating agency business thereof.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital or revolving credit borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions of Person or assets that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of such period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial or accounting officer of the Company (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

  (4)
  interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio may be added on a pro forma basis to Net Income for such period.

        "Fixed Charges" means, with respect to any specified Person for any period, (A) the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest-rate Hedging Obligations; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock or preferred securities, other than distributions on any outstanding General Partner Interest and Limited Partner Interest as defined in the Partnership Agreement, of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company; less

(B) to the extent included in (A) above, write-off of any non-recurring charges relating to any premium or penalty paid, deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity to the extent such losses were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that was not formed under the laws of the United States or any state of the United States or the District of Columbia and that conducts substantially all of its operations outside the United States.

        "GAAP" means generally accepted accounting principles in the United States, which are in effect on the date of the indenture.

        "General Partner" means Pacific Energy GP, LLC, a Delaware limited liability company, and its successor by conversion and its successors and permitted assigns as general partner of the Company or as the business entity with the ultimate authority to manage the business and operations of the Company.

        The term "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, "guarantee" has a correlative meaning.

        "Guarantors" means each of:

  (1)
  the Operating Company and the other Persons executing the indenture as initial Guarantors; and

  (2)
  any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the indenture; and their respective successors and assigns.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and consistent with past practices and not for speculative purposes under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to reduce costs of borrowing or to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

  (2)
  foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates;

  (3)
  any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in prices; and

  (4)
  other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

        "Holder" means a Person in whose name a Note is registered.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), other than letters of credit issued by such Person in the ordinary course of business, to the extent not drawn;

  (3)
  in respect of bankers' acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6)
  representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP but excluding amounts recorded in accordance with Statement of Financial Accounting Standards No. 133. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date; and

  (3)
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees of Indebtedness), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Joint Venture" means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

        "Lehman" means Lehman Brothers Inc., a Delaware corporation, its affiliates and related funds.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

        "Make-Whole Amount" with respect to a note means an amount equal to the excess, if any, of (a) the present value of the remaining interest, premium and principal payments due on such note (excluding any portion of such payments of interest accrued as of the redemption date) as if such note were redeemed on September 15, 2010, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the outstanding principal amount of such note. "Treasury Rate" with respect to a note means the yield to maturity (calculated on a semi-annual bond equivalent basis) at the time of the computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two business days prior to the date of the redemption notice or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the then remaining maturity of such note assuming that such note will be redeemed on September 15, 2010; provided, however, that if the Make-Whole Average Life of a note is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life of such note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Make-Whole Average Life" means, with respect to a note, the number of years (calculated to the nearest one-twelfth of a year) between the date of redemption of such note and September 15, 2010.

        "Make-Whole Price" means the greater of (a) the sum of the outstanding principal amount of the Notes to be redeemed plus the Make-Whole Amount of such notes and (b) the redemption price (expressed as a percentage of the principal amount) of such notes on September 15, 2010.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

  (2)
  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

  (1)
  the direct costs relating to such Asset Sale and direct costs associated with the sale of disposition of any such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale,

  (2)
  taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

  (3)
  amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, and

  (4)
  any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

        "New Credit Facility" means the five-year, $400 million senior secured revolving credit facility entered into with Bank of America, N.A. and Lehman Commercial Paper Inc. on September 30, 2005.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries except as contemplated by clause (9) of the definition of Permitted Liens.

        For purposes of determining compliance with the covenant described under "Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock" above, in the event that any Non-Recourse Debt of any of the Company's Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

        "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

        "Operating Company" means Pacific Energy Group LLC, a Delaware limited liability company, and its successors.

        "Operating Surplus" has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture.

        "Partnership Agreement" means the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendment No. 1 dated as of August 1, 2003, as amended by Amendment No. 2 dated as of January 27, 2004, as amended by Amendment No. 3 dated as of March 26, 2004, as the same may be amended or restated at or prior to the Closing Date, as such may be further amended, modified or supplemented from time to time.

        "Permitted Business" means either (1) marketing, gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, producing, acquiring, developing, exploring for, exploiting, producing, processing, dehydrating and otherwise handling crude oil, gas, casinghead gas, drip gasoline, natural gasoline, condensates, distillates, liquid hydrocarbons, gaseous hydrocarbons and all other constituents, elements, compounds or products refined or processed from any of the foregoing, which activities shall include, for the avoidance of doubt, constructing pipeline, platform, dehydration, processing and other energy-related facilities, and activities or services reasonably related or ancillary thereto including entering into purchase and sale agreements, supply agreements and Hedging Obligations related to these businesses, or (2) any other business that generates gross income at least 90% of which constitutes "qualifying income" under Section 7704(d) of the Code.

        "Permitted Business Investments" means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture, provided that:

  (1)
  either (a) at the time of such Investment and immediately thereafter, the Company could incur $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock" above or (b) such Investment does not exceed the aggregate amount of Incremental Funds (as defined in the covenant described under "—Certain Covenants—Restricted Payments") not previously expended at the time of making such Investment;

  (2)
  if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiaries or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any "claw-back," "make-well" or "keep-well" arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock"; and

  (3)
  such Unrestricted Subsidiary's or Joint Venture's activities are not outside the scope of the Permitted Business.

        "Permitted Investments" means:

  (1)
  any Investment in the Company or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from:

  (a)
  an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales;" or

  (b)
  pursuant to clause (7) of the items deemed not to be Asset Sales under the definition of "Asset Sale;"

  (5)
  any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (6)
  any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

  (7)
  Hedging Obligations permitted to be incurred under the "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant;

  (8)
  loans to officers and employees made in the ordinary course of business in an aggregate amount not to exceed $1.0 million at anyone time outstanding;

  (9)
  any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business;

  (10)
  Permitted Business Investments;

  (11)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interest of the Company to satisfy awards under the General Partner's Amended and Restated Long Term Incentive Plan, dated July 26, 2005, provided such repurchases do not exceed an aggregate of $3.0 million during any calendar year; and

  (12)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of $40.0 million and 3.0% of the Company's Consolidated Net Tangible Assets.

        "Permitted Liens" means:

  (1)
  Liens securing any Indebtedness under any of the Credit Facilities and all Obligations and Hedging Obligations relating to such Indebtedness;

  (2)
  Liens in favor of the Company or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

  (4)
  Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

  (5)
  any interest or title of a lessor to the property subject to a Capital Lease Obligation or an operating lease;

  (6)
  Liens on any property or asset acquired, constructed or improved by the Company or any of its Restricted Subsidiaries (a "Purchase Money Lien"), which (a) are in favor of the seller of such property or assets, in favor of the Person developing, constructing, repairing or improving such asset or property, or in favor of the Person that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) are created within 360 days after the acquisition, development, construction, repair or improvement, (c) secure the purchase price or development, construction, repair or improvement cost, as the case may be, of such asset or property in an amount up to 100% of the fair market value (as determined by the Board of Directors) of such acquisition, construction or improvement of such asset or property, and (d) are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto and upgrades thereof);

  (7)
  Liens existing on June 16, 2004 other than Liens securing the Credit Facilities;

  (8)
  Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (9)
  Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture otherwise permitted by the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;"

  (10)
  Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods and permitted by the covenant "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock;"

  (11)
  Liens securing Obligations of the Issuers or any Guarantor under the notes or the Subsidiary Guarantees, as the case may be;

  (12)
  Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Subsidiary Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under "—Certain Covenants—Liens;"

  (13)
  Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Restricted Subsidiaries on deposit with or in possession of such bank;

  (14)
  Liens to secure performance of Hedging Obligations of the Company or any of its Restricted Subsidiaries;

  (15)
  Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $15.0 million at any one time outstanding; and

  (16)
  any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (15) above; provided that (a) the principal amount of the Indebtedness secured by such Lien does not exceed the principal amount of such Indebtedness outstanding immediately prior to the renewal, extension, refinance or refund of such Lien, plus all accrued interest on the Indebtedness secured thereby and the amount of all fees, expenses and premiums incurred in connection therewith, and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees and expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantees on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is not incurred by a Restricted Subsidiary of the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to the covenant "Incurrence of Indebtedness and Issuance of Disqualified Stock" shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Qualifying Owners" means (1) the significant owners of the ultimate parent company of the General Partner on the date of the indenture, including, without limitation, Lehman and its affiliates (together with any Affiliate transferees thereof); and (2) any transferee of any of the foregoing to the extent such transferee is approved by a majority of the ownership interests of the then-existing Qualifying Owners (other than the transferor) or any Affiliate of the foregoing.

        "Rating Categories" means:

  (1)
  with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

  (2)
  with respect to Moody's, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

        "Rating Decline" means a decrease in the rating of the notes by either Moody's or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories). In determining whether the rating of the notes has decreased by one or more gradations, gradations within Rating Categories, namely + or - for S&P, and 1, 2, and 3 for Moody's, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

        "Registered Exchange Offer" has the meaning set forth for such term in the applicable registration rights agreement.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the indenture to the contrary, Finance Corp. and the Operating Company shall be Restricted Subsidiaries of the Company.

        "S&P" refers to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Senior Debt" means

  (1)
  all Indebtedness of the Company or any Restricted Subsidiary outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

  (2)
  any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2). Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

  (a)
  any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

  (b)
  any Indebtedness that is incurred in violation of the indenture.

        For the avoidance of doubt, "Senior Debt" will not include any trade payables or taxes owed or owing by the Company or any Restricted Subsidiary.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (whether general or limited) or limited liability company (a) the sole general partner or managing member of which is such Person or a Subsidiary of such Person, or (b) if there are more than a single general partner or member, either (x) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

        "Subsidiary Guarantee" means any guarantee by a Guarantor of the Issuers' Obligations under the indenture and on the notes.

        "Unrestricted Subsidiary" means any Subsidiary of the Company (other than Finance Corp. or the Operating Company) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  except as permitted in (4) and (5) of covenant "—Affiliate Transactions," is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

        All Subsidiaries of an Unrestricted Subsidiary shall be also Unrestricted Subsidiaries. Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock," the Company will be in default of such covenant.

        "Valero Assets" means the assets purchased on September 30, 2005 from three subsidiaries of Valero L.P., Support Terminals Operating Partnership, L.P., Kaneb Pipe Line Operating Partnership, L.P., and Shore Terminals LLC, pursuant to the terms of the Sale and Purchase Agreement dated July 1, 2005. The Valero Assets are comprised of the following three asset packages:

  (1)
  West Coast terminals in the San Francisco, California area, specifically, the Martinez terminal and the Richmond terminal;

  (2)
  East Coast terminals in the Philadelphia, Pennsylvania area, specifically, the North Philadelphia terminal, the South Philadelphia terminal and the Paulsboro, New Jersey terminal; and

  (3)
  West pipeline system in the U.S. Rocky Mountain region, which consists of 550 miles of refined products pipeline extending from Casper, Wyoming east to Rapid City, South Dakota and south to Colorado Springs, Colorado.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain federal income tax considerations relevant to the exchange of outstanding notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below. We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder's outstanding notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

        We believe that the exchange of outstanding notes for new notes will not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder will have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

  •
  you acquire the new notes in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

        You may not participate in the exchange offer if you are:

  •
  our "affiliate" within the meaning of Rule 405 under the Securities Act of 1933; or

  •
  a broker-dealer that acquired outstanding notes directly from us.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. In other transactions involving an exchange offer, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements, other than in connection with a resale of an unsold allotment from an original sale of outstanding securities, with a prospectus prepared in connection with the exchange offer. We believe this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until such date, all dealers affecting transactions in the new notes may be required to deliver a prospectus.

        If you wish to exchange new notes for your outstanding notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer—Purpose and Effect of the Exchange Offer" and "—Procedures for Tendering—Your Representations to Us" in this prospectus and in the letter of transmittal.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market:

  •
  in negotiated transactions;

  •
  through the writing of options on the new notes or a combination of such methods of resale;

  •
  at market prices prevailing at the time of resale; and

  •
  at prices related to such prevailing market prices or negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

        For a period of up to 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel to the holders of the outstanding notes) other than commissions or concessions of any brokers or dealers, and will indemnify holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act of 1933.

LEGAL MATTERS

        Certain legal matters relating to the validity of the notes will be passed upon for us by Vinson & Elkins L.L.P., New York, New York.

EXPERTS

        The consolidated financial statements of Pacific Energy Partners, L.P. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, NE, Room 1580 Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on their public reference room. Our SEC filings are also available at the SEC's web site at http:/ /www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or on our website at www.PacificEnergy.com. We do not intend for information contained in our website to be part of this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding those furnished to the SEC on Form 8-K) are incorporated by reference in this prospectus.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

  •
  Quarterly Report on Form 10-Q for the period ended September 30, 2005.

  •
  Quarterly Report on Form 10-Q for the period ended June 30, 2005.

  •
  Quarterly Report on Form 10-Q for the period ended March 31, 2005.

  •
  Current Reports on Form 8-K dated November 14, 2005 and November 21, 2005.

        You may request a copy of any document incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

    Pacific Energy Partners, L.P.
    Attn: Investor Relations
    5900 Cherry Avenue
    Long Beach, California
    90805-4408
    (562) 728-2800

Pacific Energy Partners, L.P.
Pacific Energy Finance Corporation

Offer to Exchange Up To
$175,000,000 6 1/4% Senior Notes due 2015
for
$175,000,000 6 1/4% Senior Notes due 2015
That Have Been Registered Under The Securities Act of 1933